Exhibit 10.5

SECOND SUPPLEMENTAL INDENTURE

by and between

HORIZON FUNDING I, LLC,
as the Issuer,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as the Trustee

Dated as of February 25, 2022

HORIZON FUNDING I, LLC
Asset Backed Notes

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of February 25, 2022 (as amended, modified, restated, supplemented and/or waived from time to time, this “Supplemental Indenture”), is by and between HORIZON FUNDING I, LLC, a Delaware limited liability company, as the issuer (together with its successors and assigns, the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as successor in interest to U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”) not in its individual capacity, but solely in its capacity as the trustee (together with its successors and assigns, in such capacity, the “Trustee”).

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes.

WHEREAS, the Issuer and the Trustee entered into an indenture (the “Base Indenture”) dated June 1, 2018 providing for the Asset Backed Notes (the “Notes”);

WHEREAS, the Issuer and the Trustee entered into a supplemental indenture June 5, 2020 (the “First Supplemental Indenture” together with the Base Indenture, the “Indenture”);

WHEREAS, the Issuer proposes to amend the Indenture (“Proposed Amendment”) as set forth in Section 2.01 hereto;

WHEREAS, pursuant to Section 9.02(b) of the Indenture, the Issuer and Trustee may amend or supplement the Indenture pursuant to the Proposed Amendment provided that the Holders of each Note have consented;

WHEREAS, the Holders of each Note have consented to the Proposed Amendment;

WHEREAS, pursuant to Section 9.02(a) of the Indenture, the Trustee is authorized to enter into this Supplemental Indenture pursuant to an Issuer Order;

WHEREAS, pursuant to 9.02(a) of the Indenture, the Rating Agency and the Servicer have been provided prior notice of this Supplemental Indenture;

WHEREAS, the Servicer is not required to consent to this Supplemental Indenture pursuant to Section 9.06 of the Indenture;

WHEREAS, as required by Section 6.2 of that certain Amended and Restated Note Funding Agreement, dated as of June 5, 2020, among the Issuer and the Initial Purchasers (the “Note Funding Agreement”) the Initial Purchasers (as defined therein) have consented to this Amendment;

THIS INDENTURE WITNESSES THAT, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant, agree and declare as follows:

ARTICLE I — INTERPRETATION

Section 1.01 Definitions.

Unless otherwise set out in this Supplemental Indenture, all initially capitalized terms used herein without definition shall have the respective meanings assigned in the Indenture.

Section 1.02 Applicable Law.

(a)       THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE INDENTURE AS AMENDED BY THIS SUPPLEMENTAL INDENTURE AND NOTES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)       EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE INDENTURE AS AMENDED BY THIS SUPPLEMENTAL INDENTURE. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this Section 1.02(b).

Article II

AMENDMENT

Section 2.01 Legal Final Payment Date.

Pursuant to Section 9.02(b) of the Indenture, Section 1.01 of the Indenture is hereby amended by deleting the definition of “Commitment” in its entirety and replacing it with the following:

“Commitment Amount” means the commitment of the Noteholders to fund Advances during the Investment Period in an amount not to exceed $200,000,000 outstanding at any given time.

Pursuant to Section 9.02(b) of the Indenture, Section 1.01 of the Indenture is hereby amended by deleting the definition of “Legal Final Payment Date” in its entirety and replacing it with the following:

“Legal Final Payment Date” means the Payment Date occurring in June 2028.

Pursuant to Section 9.02(b) of the Indenture, Section 5.01 of the Indenture is hereby amended by deleting it in its entirety and replacing it with the following:

Any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an “Event of Default”:

(a)       failure to pay all accrued interest on the Notes on any Payment Date and such failure continues unremedied for two Business Days;

(b)       failure to pay all accrued interest and to reduce the Aggregate Outstanding Note Balance to zero by the Legal Final Payment Date;

(c)       failure by the Issuer, the BDC or the Fund to make any other required payment on any Payment Date and such failure continues unremedied for two Business Days;

(d)       a default in the observance or performance of any material covenant or agreement of the Issuer made in this Indenture or any other Transaction Document, and such default has a material adverse effect on the Noteholders, which default continues unremedied for a period of 30 days after the first to occur of (A) actual knowledge thereof by a Responsible Officer of the Issuer, or (B) there shall have been given, by registered or certified mail, to the Issuer by the Trustee, a written notice specifying such default and requiring it to be remedied and stating that such notice is a notice of default hereunder;

(e)       any representation, warranty, certification or written statement of the Issuer in this Indenture or any other Transaction Document or in any certificate delivered under this Indenture shall prove to have been incorrect in any material respect when made, and such incorrect representation or warranty has a material adverse effect on the Noteholders, and which default continues unremedied for a period of 30 days after the first to occur of (A) actual knowledge thereof by a Responsible Officer of the Issuer, or (B) the delivery to the Issuer by the Trustee, by registered or certified mail, a written notice specifying such incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

(f)        there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Collateral, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(g)       there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing;

(h)       the Trustee, on behalf of the Noteholders, shall fail to have a valid and perfected first priority security interest in the Indenture Collateral except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document, and such failure to have a perfected first priority security interest shall have a material adverse effect on the Noteholders;

(i)        failure of the Issuer to be treated as an entity that is disregarded as separate entity from its owner for U.S. federal income tax purposes and such treatment shall have a material and adverse effect on the Noteholders; or

(j)        a Servicer Default occurs and has not been cured or waived by the Noteholders within 60 days of the occurrence.

The Issuer shall deliver to the Trustee and the Rating Agency, within two Business Days after the occurrence of an Event of Default, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (e) or clause (f) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 2.02 Full Force and Effect.

Each of the parties hereto acknowledges and agrees that all other provisions of the Indenture remain in full force and effect.

Section 2.03 Further Acts.

Each of the parties hereto agrees to do and execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Supplemental Indenture.

Article III

THE NOTES

Section 3.01 Issuance of New Notes. Following the execution of this Supplemental Indenture, and the surrender of the outstanding Notes by the Noteholders pursuant to Section 4.02 of the Indenture, the Trustee shall authenticate and deliver new Notes substantially in the forms set forth as Exhibit A to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the appropriate Responsible Officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Responsible Officers executing such Notes, as evidenced by their execution of such Notes.

Section 3.02 Effect of Transfer. For the avoidance of doubt, the exchange of existing Notes for the New Notes shall have no effect other than to reflect the increase in the Commitment Amount

Article IV
MISCELLANEOUS

Section 4.01 Counterpart Execution. This Supplemental Indenture may be executed in any number of counterparts (including by facsimile), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.02 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the Issuer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

HORIZON FUNDING I, LLC

By:	Daniel Devorsetz
Name: Daniel Devorsetz
Title: Manager

IN WITNESS WHEREOF, the Issuer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity, except as expressly set forth herein, but solely as the Trustee

By:	/s/Eric Ott
Name:	Eric Ott
Title:	Vice President

[Horizon SPV LLC – Indenture]